UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MONARCH FINANCIAL HOLDINGS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Monarch Financial Holdings, Inc. (the “Company”), which will be held on May 6, 2010, at 10:00 a.m. at the Great Bridge Office of Monarch Bank, 1034 South Battlefield Boulevard, Chesapeake, Virginia 23322.

At the Annual Meeting, you will be asked to elect three directors, all of whom shall serve a three year term as Class II directors, or until their successors are elected and qualified. You will be asked to ratify the appointment of the independent auditor for the Company for 2010.

The accompanying Proxy Statement and related proxy materials set forth detailed information concerning the matters upon which you will be asked to vote. The Board of Directors requests that the shareholders carefully review these materials before completing the enclosed proxy card.

Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. Please complete, sign, date and return promptly the form of proxy that is enclosed in this mailing. If you later decide to attend the Annual Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Annual Meeting, you may do so and your proxy will have no further effect.

The Board of Directors and management of the Company appreciate your continued support and look forward to seeing you at the Annual Meeting.

Very truly yours,

William F. Rountree, Jr.
President and Chief Executive Officer

Chesapeake, Virginia

March 31, 2010

Notice of

Annual Meeting and Proxy Statement

Annual Meeting of Shareholders

To Be Held

May 6, 2010

Annual Shareholders Meeting Directions

Monarch Bank Great Bridge Office

1034 South Battlefield Boulevard

Chesapeake, Virginia 23322

(757) 482-2727

From Interstate 64:

From I-64 merge onto I-464 South via exit 291B toward US 17 South. Take the 168 South exit on the left toward Nags Head/Manteo. Travel approximately five miles on US-168, the Chesapeake Expressway, and exit at Hanbury Road West, Exit 10[a-b]. Turn right on Hanbury Road. We are located at the first intersection of Hanbury Road and Battlefield Boulevard within one tenth of a mile from the interchange. The meeting will be held in our community room on the first floor.

From the South:

Head north on NC-168 if in North Carolina or VA-168 if in Virginia. Continue on VA-168, the Chesapeake Expressway, and take Exit 10A, Hanbury Road. There is a toll on this route. Take right onto Hanbury Road East We are located at the first intersection of Hanbury Road and Battlefield Boulevard within one tenth of a mile from the interchange. The meeting will be held in our community room on the first floor.

1101 EXECUTIVE BOULEVARD

CHESAPEAKE, VIRGINIA 23320

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Monarch Financial Holdings, Inc. (the “Company”) will be held at the Monarch Bank Great Bridge Office, 1034 South Battlefield Boulevard, Chesapeake, Virginia 23322 on Thursday, May 6, 2010 at 10:00 a.m. This Proxy Statement is furnished to holders of shares of the common stock of the Company, par value $5.00 per share (“Common Stock”), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Shareholders for the following purposes:

1.	To elect three directors, Lawton H. Baker, Jeffrey F. Benson, Robert M. Oman, each to serve a three year term as Class II directors, or until their successors are elected and qualified;

2.	To ratify the appointment of Goodman & Company, LLP, as the Company’s independent auditor for the year ending December 31, 2010;

3.	To transact such other business as may properly come before the Annual Meeting. Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

Information concerning the matters to be acted on at the meeting is set forth in the accompanying Proxy Statement and related proxy materials. The Board of Directors of the Company has established the close of business on March 19, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. The Board of Directors of the Company unanimously recommends that shareholders vote FOR approval of each of the items indicated above.

By Order of the Board of Directors,

Brad E. Schwartz, Secretary

Chesapeake, Virginia

March 31, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 6, 2010.

The proxy statement and the 2009 annual report to stockholders on Form 10-K are available at www.monarchbank.com/investordocs.php.

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR THROUGH YOUR PROXY.

GENERAL INFORMATION

The Monarch Financial Holdings, Inc. Board of Directors is soliciting proxies for the 2010 Annual Meeting.

Date, Time and Place. May 6, 2010 at 10:00 a.m. at the Monarch Bank Great Bridge Office, 1034 South Battlefield Boulevard, Chesapeake, Virginia 23322. On or about March 31, 2010, we commenced mailing this proxy statement and the enclosed form of proxy to our shareholders entitled to vote at the meeting.

Purposes. At the Annual Meeting shareholders will be asked to elect three directors, all of whom shall serve a three year term as Class II directors, or until their successors are elected and qualified, and to vote on the ratification of the appointment of Goodman & Company, LLP, as the Company’s independent auditor for the year ending December 31, 2010.

Record Date. Only Common Stock shareholders of record at the close of business on March 19, 2010 will be entitled to vote at the Annual Meeting. On the Record Date, the authorized Common Stock consisted of 20,000,000 shares, of which 5,865,534 shares were issued and outstanding and held of record by approximately 1,999 shareholders. Shareholders are entitled to one vote for each share of Common Stock on all matters to come before the Annual Meeting. There are also 458,126 outstanding stock options and shares of restricted Common Stock. Option holders and restricted stockholders do not have the right to vote. On the Record Date, the Company’s authorized preferred stock consisted of 2,000,000 shares. On December 3, 2009, the Company issued 800,000 shares of the Company’s Fixed Rate Noncumulative Perpetual Convertible Preferred Stock, Series B, $5.00 par value per share, having a liquidation preference of $25.00 per share. On the Record Date these preferred shares did not have a right to vote on the matters to be voted on at the Annual Meeting. No other shares of preferred stock were issued and outstanding on the Record Date.

Vote Required. A majority of the shares of outstanding Common Stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

The election of each nominee for director requires a plurality of the votes cast, in person or by proxy. The ratification of Goodman & Company, LLP, as independent auditors of the Company for the year ending December 31, 2010 requires a favorable vote of a majority of the votes cast, in person or by proxy.

As of the Record Date, directors and executive officers of the Company and their affiliated persons and entities, as a group, owned of record and beneficially a total of 1,001,583 shares of Common Stock, or approximately 16.31% of the shares of Common Stock outstanding on such date. Directors and executive officers of the Company have indicated an intention to vote their shares of Common Stock: (i) FOR the election of the three incumbent nominees identified in this Proxy Statement, all of whom shall serve a three year term as Class II directors, until their successors are duly elected and qualified, and (ii) FOR the ratification of the appointment of Goodman & Company, LLP, as independent auditors of the Company for 2010.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of the relevant item.

A broker who holds shares in “street name” (“Broker Shares”) has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, which include the election of directors, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a

“broker non-vote” and such votes will not be counted as voting in favor of or against the particular proposal. Broker Shares that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the meeting. Further, under the circumstances where the broker is not permitted to, or does not, exercise its discretion on any matter to be voted upon at a meeting, assuming proper disclosure to the Company of such inability to vote, not only will broker non-votes not be counted as voting in favor of or against the particular matter, but they also will not count for purposes of determining the existence of a quorum at the meeting.

Revocability of Proxy

A shareholder who gives a proxy may still vote in person, if they so desire, and may revoke the proxy at any time prior to the voting of such proxy by contacting the Secretary of the Company, Brad E. Schwartz, in person or in writing, or by filing a duly executed proxy bearing a later date. If your shares are held in street name by a broker, bank or other financial institution, you must contact that institution to change your vote. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with instructions contained therein, if any. If no contrary instructions are given, each proxy received will be voted FOR the proposals described herein. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Person Making the Solicitation

The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by mail, except that, if necessary, officers and regular employees of the Company may make solicitations of proxies in person or by telephone. Banks, brokerage firms, and other custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will, upon request, reimburse them for their reasonable charges and expenses in this connection.

PROPOSAL 1. ELECTION OF DIRECTORS

General

The Company’s Articles of Incorporation provide for the Board of Directors to be divided into three classes, Class I, Class II and Class III.

Three incumbent Class II Directors have been nominated for election at the Company’s 2010 Annual Meeting of Shareholders for three year terms: Mr. Baker, Mr. Benson, and Mr. Oman, if elected, shall each serve a term of three years expiring at the Company’s 2013 Annual Meeting of Shareholders.

The current term of the Class III Directors will expire at the Company’s 2011 Annual Meeting of Shareholders. The current term of the Class I Directors will expire at the Company’s 2012 Annual Meeting of Shareholders. In all cases, directors are elected to serve until their successors are duly elected and qualified.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Three incumbent directors have been nominated by the Board of Directors to continue to serve as Directors. The Board of Directors recommends that these incumbent nominees serve as Directors in their respective class. Proxies received by the Company will be voted FOR the election of the three nominees unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for all or one or more of the nominees may so indicate on the proxy.

All of the nominees are currently members of the Board of Directors and all have consented to be named and have indicated their intent to serve, if elected. If any nominee becomes unable to serve, an event that is not anticipated, the proxy will be voted for a substitute nominee to be designated by the Board of Directors, or the number of directors will be reduced.

There are no current arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected to serve. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company. None of the directors are directors of other publicly-traded companies, or have been within the last five years. The following biographical information discloses each nominee’s age, business experience in the past five years and the year each individual was first elected to the Board of Directors of the Company or previously to the Board of Directors of Monarch Bank, the predecessor to and now a wholly owned subsidiary of the Company. Also listed is the value each Board member contributes to the Company. Unless otherwise specified, each nominee has held his or her current position for at least five years.

Nominees for Class II Directors, Whose Terms, if elected, Will Expire in 2013

LAWTON H. BAKER, CPA, 66, Vice Chairman, has served as a director of the Company since 1998. He is a resident of Portsmouth. He has served as the President of Baker & McNiff, Certified Public Accountants and Business Consultants, P.C. in Virginia Beach since 1977. His firm provides accounting, financial planning and consulting services to businesses throughout the Hampton Roads area, and he has served as President of the Tidewater Chapter of Virginia Society of CPA’s. He serves as Vice President of FOCUS Asset Management Company, a registered investment advisory company in Virginia Beach, since January 1999. Mr. Baker’s civic and community activities include serving on the Board for StoneBridge School in Chesapeake for 17 years and serving as the Finance Committee Chairman at St. Andrews United Methodist Church. Mr. Baker has served on the Boards of Furmanite of America, Inc. in Virginia Beach, Foundation of American Christian Education in Chesapeake, as President of Big Brothers/Big Sisters of Tidewater, Kiwanis Club of Churchland, and as Treasurer of the Elizabeth Manor Golf and Country Club in Portsmouth. Mr. Baker provides accounting and auditing experience, as well as investment and business advisory skills that are critical for the company. He currently uses these skills as Vice Chairman of our Board of Directors, Chairman of our Audit and Compliance Committee, member of the Compensation Committee, and as a past member of the Board of Directors’ Loan Committee.

JEFFREY F. BENSON, 48, Chairman, has served as a director of the Company since 1998. He resides in Chesapeake. For the past twenty-five years, he has served as a partner of the Overton Family Partnership and their related companies. Mr. Benson’s companies are involved in the development and management of commercial real estate, residential development and construction, as well as office and industrial development. Mr. Benson is very active in local youth activities. He attends River Oak Church where he currently serves as a Trustee. Mr. Benson also serves on the Board of Young Life Chesapeake and on the Board of Regents at Liberty University. Mr. Benson’s involvement in the residential and commercial real estate markets adds great value and insight to the Company. His qualifications are utilized in his role as Chairman of the Board of Directors and as Chairman of the Director’s Loan Committee.

ROBERT M. OMAN, 55, has served as a director of the Company since 1998. He is a Chesapeake native and has served as the President of Oman Funeral Homes, Inc. since 1985. Mr. Oman is a member and past-President of the Virginia State Board of Funeral Directors and Embalmers and is a guest lecturer and instructor at Old Dominion University, Tidewater Community College, and the Chesapeake Public School System. He is a former President of the Tidewater Funeral Directors Association and serves as President of the Chesapeake Hospice Council. He is a member and past two-term Chairman of the Chesapeake Hospital Authority and a board member of the Chesapeake Community Trust. He currently serves as a member of the Board of Deacons at Great Bridge Baptist Church and former served as the President of Gideon’s International, Chesapeake East Camp. As a small business owner and native of our headquarters city, Mr. Oman brings value and insight into our business banking focus as well as the community. These skills add great value as a board member and as a member of the Director’s Loan Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO ELECT THE THREE NOMINEES AS DIRECTORS OF THE COMPANY.

Class III Directors Whose Terms Will Expire in 2011

JOE P. COVINGTON, JR., 59, has served as a director since 2005. He resides in Norfolk, Virginia. Mr. Covington is the President of Covington & Associates Realtors, Inc. and Covington Contracting, Inc. He has been actively involved in the real estate field since 1977. Covington & Associates is a full service real estate company that handles the brokerage of properties and through its property management division, oversees many of the projects developed by Covington Contracting. Covington Contracting has developed both single-family and multi-family projects since it was formed in 1981, and now primarily focuses on the building and renovation of primarily high-end custom homes in Virginia Beach, Norfolk, and Suffolk. He has served on numerous boards and organizations in the Tidewater area including the Tidewater Builders Association, Kiwanis Club of Ghent, East Carolina Foundation Board of Directors, Downtown Norfolk YMCA, Tidewater March of Dimes, and the City of Norfolk Real Estate Appeals Board, where he served as Chairman. A native of Edenton, North Carolina, Mr. Covington graduated from East Carolina University with a B.S. Degree in social work. Mr. Covington’s involvement in the residential and multi-family real estate markets adds great value and insight to the Company. His qualifications are utilized in his role as a board member, as a member of the Compensation and Director’s Loan Committee.

E. NEAL CRAWFORD, JR., 47, has served as a director of the Company since January 2008 and joined the company in 2003. He is a resident of Norfolk and was named President of Monarch Bank in 2009, having previously served as Norfolk Region President. He has worked in the banking industry for 24 years and prior to joining Monarch, he was President of Norfolk Capital, LLC, a commercial mortgage banking company in Norfolk. He also served as Senior Vice President and Community President-Norfolk for a southeastern regional banking company. Mr. Crawford’s civic and community activities include serving on the Boards of Volunteer Hampton Roads, Cultural Alliance, CHKD Foundation Board, Virginia Symphony, Ghent Business Association, and on the corporate board of CI Travel. Mr. Crawford is a member of First Presbyterian Church in Norfolk. He is a 1985 graduate of East Carolina University with a degree in finance and is a graduate of the American Bankers Association’s Stonier Graduate School of Banking at the University of Pennsylvania. Mr. Crawford’s experience, leadership and skills in the banking field add value as a member of our Senior Management team and as a Director. These skills are critical as the leader of our banking sales teams, as a member of the Director’s Loan Committee, as well as his role in the many management teams and committees.

WILLIAM F. ROUNTREE, JR., 65, and a native of Hampton Roads, has served as a director since the inception of Monarch Bank in 1998. Mr. Rountree served as President and Chief Executive Officer of the Bank at its inception in 1998 and Monarch Financial Holdings, Inc. since its inception in 2006. In 2009 he relinquished the title of CEO and President of Monarch Bank, and now serves as the Monarch Financial Holdings, Inc. President and Chief Executive Officer. Mr. Rountree has 42 years of banking experience in this market, of which over 30 years have been in senior management positions. He is a graduate of the College of William and Mary, the National Commercial Lending School at University of Oklahoma, and has an advanced degree from Dartmouth College in Credit and Financial Management. He has served in many capacities and served on the Board of the Virginia Bankers Association. Among other community and professional involvement, he has been President and Chairman of the Eastern Virginia Medical School Foundation, President of Junior Achievement, President and Campaign Chairman of the United Way of South Hampton Roads, President of Old Dominion University Educational Foundation, a Board Member and Vice Chairman of Cape Henry Collegiate School, and a member of the Board of Visitors of Eastern Virginia Medical School. Mr. Rountree served as Chairman of the 1998 Virginia Beach Neptune Festival, on the Board of the Virginia Beach Foundation, and as the Chairman of the Virginia Beach Resort Advisory Commission. He is an active member of Spring Branch Community Church. Mr. Rountree’s experience, leadership and skills in the banking field add value as a member of our Senior Management team and as a Director. These skills are critical as a member of the Director’s Loan Committee, as well as his role in the many management teams and committees.

DWIGHT C. SCHAUBACH, 67, has served as a director since 2005. He resides in Suffolk, Virginia. Mr. Schaubach is currently President of Johns Brothers, Inc., a heating and air conditioning contractor and oil delivery company; Johns Brothers Security, Inc., a security system installation and monitoring company; and Bay Disposal and Recycling, a waste management and recycling business. As both an owner of several small and medium sized businesses and an entrepreneur, Mr. Schaubach brings value and insight into our business banking focus as well as the community. These skills add great value as a board member and as the Chairman of the Compensation Committee.

Class I Directors Whose Terms Will Expire in 2012

TAYLOR B. GRISSOM, 44, has served as a director since the inception of Monarch Bank in 1998. He is a native of Chesapeake. Mr. Grissom is the co-founder of VisuTel, Inc. and currently serves as its Vice President. He has served as the President of State Line Sand, Inc., a company involved in the mining and excavation of sand for commercial and residential construction since 1993. He is also the managing member of Blue Water Pools, LLC, a company involved in the installation of in-ground pools and spas. He is a graduate of Virginia Wesleyan College, where he has served on the Alumni Advisory Council. He is an assistant baseball coach at Great Bridge High School and a member of River Oak Baptist Church. Mr. Grissom brings value and insight into our business banking focus and the residential and commercial construction trades. These skills add great value as a board member, as a member of the Audit and Compliance Committee, and as a member of the Director’s Loan Committee.

ELIZABETH T. PATTERSON, 61 and a native of Hampton Roads, has served as a director since the inception of Monarch Bank in 1998. Beth, a Certified Financial Planner (CFP), is President of Waypoint Advisors, a multi-family office specializing in wealth management, legacy and philanthropic services for families, foundations and organizations. Beth graduated Summa Cum Laude from Old Dominion University where she also holds an MBA and earned memberships in Phi Kappa Phi, Beta Gamma Sigma and Psi Chi National Honorary Fraternities. Beth’s current civic activities include Trustee of both the Chesapeake Bay Academy and the Old Dominion University Educational Foundation. In addition, Beth serves on the Hampton Roads Leadership Committee of the Chesapeake Bay Foundation, and on the Advisory Board of Envest III, LLC, a private equity fund. Beth is a Board Member of Horizons Hampton Roads, the Hampton Roads Economics Club, and is also a member of the Financial Planning Association, the Hampton Roads Estate Planning Council and the Gift Planning Council. Her past volunteer and civic activities are varied and numerous. Beth resides in Virginia Beach. Ms. Patterson brings investment experience, analytical ability and leadership skills to her role as Director and as a member of the Audit and Compliance Committee.

BRAD E. SCHWARTZ, 47, has served as a director, Executive Vice President and Chief Operating and Financial Officer, and Corporate Secretary since 2004. Mr. Schwartz was also named Chief Executive Officer of Monarch Bank in 2009. Mr. Schwartz has an undergraduate degree from Longwood University, a Masters degree in Business Administration from the University of Richmond’s Robins School of Business, and is a graduate of the American Bankers Association’s Stonier Graduate School of Banking at Georgetown University. Mr. Schwartz is also a certified public accountant. He has approximately 26 years of banking experience and has held past positions at other community banks as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and Chief Information Officer. Mr. Schwartz also served as a bank regulator for the Virginia State Corporation Commission’s Bureau of Financial Institutions, the primary regulator of Virginia-chartered financial institutions. He currently serves as a board member and President of Virginia Beach Court Appointed Special Advocates, Inc., a non-profit organization devoted to providing court advocacy services to minors. He is a resident of Virginia Beach. Mr. Schwartz’s experience, leadership and skills in financial services add value as a member of our Senior Management team and as a Director. These skills add value as a participant and contributor to our committees, as a member of the Director’s Loan Committee, as well as his role in the many management teams and committees.

In Recognition of Outstanding Service

We would like to recognize the dedication of Mr. CASSELL BASNIGHT, a founder of our company, who served as Chairman of the Board of Directors from our inception in 1998 to 2006. Along with two others, he had the original idea to form Monarch Bank, and we operated out of the “attic” in his law office during our organization period. He has served Monarch faithfully for twelve years now, and we wish him well in his retirement in May.

His guidance and leadership will be greatly missed.

Executive Officers Who Are Not Directors. The following individuals are the executive officers of the Company who are not also directors. Officer titles are for Monarch Bank, unless specified otherwise. Unless otherwise specified, each officer has held their current position for at least five years.

Name	Principal Occupation	Age	Since

James R. Ferber	President, Real Estate Finance Group	53	1999

Lynette P. Harris	Chief Accounting Officer, Senior Vice President and Chief Financial Officer of Monarch Bank	52	2004

Barbara N. Lane	Executive Vice President & Senior Operations Officer	60	2003

Andrew N. Lock	Executive Vice-President & Chief Credit Officer	46	2005

Barry A. Mathias	Market President, Chesapeake	60	1999

David McGlaughon	President OBX Bank; previously Outer Banks Executive, Southern Bank	52	2007

William T. Morrison	Executive Vice-President & Chief Operating Officer, Monarch Mortgage; previously Executive Vice-President & Chief Operating Officer, Resource Mortgage	47	2007

Nancy B. Porter	Senior Vice President, Marketing and Sales; previously Vice President Marketing, Chartway Federal Credit Union	41	2007

Donald F. Price	Market President, Norfolk; previously Executive Vice-President, Bank of the Commonwealth	60	2009

W. Craig Reilly	Market President, Virginia Beach	34	2005

Edward O. Yoder	President, Monarch Mortgage; previously President Resource Mortgage	44	2007

SECURITY OWNERSHIP

Security Ownership of Management

The following table sets forth information relating to the beneficial ownership of Common Stock as of March 1, 2010, by (i) each of the Company’s directors and the named executive officers listed in the Summary Compensation Table below and (ii) all of the Company’s directors and executive officers as a group. Each of the Company’s directors and named executive officers currently receive mail at the Company at 1101 Executive Boulevard, Chesapeake, VA 23320. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

Name	Number of Shares Beneficially Owned(1)(2)(3)	Percent of Outstanding Shares

Lawton H. Baker	60,644	1.03%
Cassell D. Basnight	41,742	*
Jeffrey F. Benson	63,795	1.08%
Joe P. Covington, Jr.	45,552	*
E. Neal Crawford	31,011	*
Taylor B. Grissom	46,619	*
Robert M. Oman	48,757	*
Elizabeth T. Patterson	81,125	1.38%
William F. Rountree, Jr.	153,712	2.60%
Dwight C. Schaubach	159,745	2.72%
Brad E. Schwartz	45,698	*
William T. Morrison	18,795	*
Edward O. Yoder	2,975	*

Directors and Executive Officers as a Group (22 persons)	1,001,806	16.31%

*	Indicates ownership interest of less than 1%
(1)	Unless otherwise indicated in the footnotes, the individuals named above have sole voting and investment power over the shares beneficially owned by them. This table is based upon information supplied by officers, directors, and principal shareholders. Unless indicated in the footnotes above and subject to community property laws where applicable, the Company believes that each of the shareholders named above has voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Includes shares held by affiliated corporations, close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Baker, 6,638 shares; Mr Benson, 5,940 shares; Mr. Oman, 23,034 shares; and Mr. Rountree, 41,185 shares.
(3)	Includes shares subject to options currently exercisable as of March 1, 2010: Mr. Baker, 17,754 shares; Mr. Benson, 17,754 shares; Mr. Covington, 3,300 shares; Mr. Crawford, 20,130 shares; Mr. Grissom, 14,190 shares; Mr. Oman, 17,754 shares; Mr. Rountree, 35,178 shares; and Mr. Schwartz, 23,100 shares. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person listed above as a beneficial owner.

Security Ownership of Certain Beneficial Owners

As of February 15, 2010, the most recent date available, no shareholders reported beneficial ownership of 5% or more of Common Stock in Schedule 13G filings with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and any persons who own more than 10% of the outstanding shares of Common Stock to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of Common Stock. Directors and executive officers are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all reporting requirements under Section 16(a), except those listed below, for 2009 were met in a timely manner by its directors, officers and greater than 10% beneficial owners: Mr. William T. Morrison purchased 2,000 shares on November 20, 2009, which was not reported timely. This transaction was reported on February, 25, 2010.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman, President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Our board structure and practices allow us to monitor and manage the risks inherent in our business. We have an independent board chairman, and eight of our eleven current board members are independent of management. Each board member of Monarch Financial Holdings, Inc. also serves as a director of our sole subsidiary, Monarch Bank. All members attended more than 75% of our meetings in 2009. We consider our largest risk to be credit risk, and as such a majority of our board members serve on the Directors Loan Committee, which reviews larger exposure lending and our overall loan policy and direction. Our Audit and Compliance Committee and Compensation Committee were also active in their oversight roles in 2009. Our directors are also actively involved in our strategic planning process.

Independence of the Directors

The Board of Directors in its business judgment has determined that the following eight of its eleven members are independent as defined by the listing standards of the Nasdaq Stock Market (“NASDAQ”): Mrs. Patterson and Messrs. Baker, Basnight, Benson, Oman, Covington, Schaubach, and Grissom. In reaching this conclusion, the Board considered that the Company and its subsidiaries provide services to, and otherwise conduct business with, companies of which certain members of the Board or members of their immediate families are or were directors or officers.

Consistent with the NASDAQ listing standards, our Corporate Governance Guidelines (established and monitored by the Company’s Nominating and Corporate Governance Committee) establish categorical standards under which the Board views the following as impairing a director’s independence:

•	a director who is our employee, or whose immediate family member is an executive officer;

•

a director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service;

•

a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, the Company’s present or former internal or external auditor;

•

a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; and

•

a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

None of our non-employee directors, their immediate family members or employers are engaged in such relationships with the Company. The Board considered the following transactions between the Company and certain of its directors or their affiliates to determine whether such director was independent under the above standard:

•	The Company engages Bay Disposal at certain locations, which is owned by Mr. Schaubach, to address the Company’s waste requirements.

•	The Company engages Johns Brothers Security at certain locations, which is owned by Mr. Schaubach, to address a portion of the Company’s security monitoring requirements.

Code of Ethics

The Audit and Compliance Committee of the Board of Directors has approved a Code of Business Conduct and Ethics for directors, officers and all employees of the Company and its subsidiaries, and an addendum to the Code of Ethics applicable to select Executive Officers including the Chief Executive Officer, Chief Financial Officer and other principal financial officers. The Code addresses such topics as protection and proper use of Company assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting and conflicts of interest. Requests for a copy of the Company’s Code of Ethics may be sent to bschwartz@monarchbank.com or by visiting the Company’s website at www.monarchbank.com/investordocs.php.

Board and Committee Meeting Attendance

The Boards of Directors for Monarch Financial Holdings, Inc. and Monarch Bank, its wholly-owned subsidiary, are the same. The Board of Directors of Monarch Financial Holdings, Inc. met nine times during 2009 and the Board of Directors of Monarch Bank met eleven times in 2009. All incumbent directors and director nominees in 2009 attended more than 75% of the aggregate total number of meetings of the Board of Directors and committees on which they served that year.

Executive Sessions

Non-employee directors meet periodically outside of regularly scheduled Board meetings. The Company held seven formal executive sessions that included only independent directors in 2009. Mr. Benson served as chairman for these executive sessions.

Committees of the Board

The Board of Directors has five standing committees: Audit and Compliance Committee, Compensation Committee, Executive Committee, Governance and Nominating Committee, and Loan Committee. At its first Board of Directors meeting following the annual Board of Directors election, the Board will elect each Committee. Committee members serve for a one year term or until the first meeting of the Board following the annual Board of Directors election. Information on the committees and the committee members is detailed below:

Audit and Compliance Committee

The Audit and Compliance Committee (the “Audit Committee”) of the Board of Directors is responsible for providing independent, objective oversight of the Company’s independent auditors, accounting functions and internal controls. The specific functions of the Audit Committee are to (i) recommend selection of independent certified public accountants; (ii) approve the scope of the accountants’ examination; (iii) review internal accounting procedures; (iv) review reports of examination by the accountants and by regulatory agencies having jurisdiction over the Company; (v) monitor internal programs to ensure compliance with the law and avoidance of conflicts of interest; and (vi) aid the Board in fulfilling its responsibilities for financial reporting to the public. During 2009, the Company’s internal audit function was carried out by its internal auditors. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of both the internal auditor and the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Audit Committee has a written Audit and Compliance Committee Charter (the “Charter”), which is filed as Appendix A to this Proxy Statement.

The members of the Audit Committee are Mrs. Patterson and Messrs. Baker (Chairman) and Grissom, all of whom the Board in its business judgment has determined are independent as defined by NASDAQ’s listing standards and the requirements of the SEC. The Board of Directors has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Mr. Baker qualifies as an audit committee financial expert as defined by NASDAQ’s listing standards and the requirements of the SEC.

The Audit Committee met five times in 2009. For additional information regarding the Audit Committee, see “Audit Information – Audit and Compliance Committee Report” on page 26 of this Proxy Statement.

Compensation Committee

The Compensation Committee reviews the performance and compensation of the overall company, reviews compensation risk, sets guidelines for compensation of executive officers and addresses human resources issues and policies. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors. The Committee has a separate charter which is attached as Appendix B to this Proxy Statement.

The members of the Compensation Committee are Messrs. Schaubach (Chairman), Basnight, Baker and Covington. The Board of Directors in its business judgment has determined that all members are independent as defined by NASDAQ’s listing standards. The Compensation Committee met six times in 2009. For additional information regarding the Compensation Committee, see “Executive Compensation – Compensation Committee.”

Executive Committee

When the Board is not in session, the Executive Committee is authorized to exercise all of the Board’s power except for certain Board responsibilities, such as approval of an amendment of the articles of incorporation, a plan of merger or consolidation or the issuance of stock.

The members of the Executive Committee are Messrs. Benson (Chairman), Baker, Crawford, Rountree, and Schwartz. The Executive Committee did not meet in 2009.

Loan Committee

The functions of the Loan Committee are to (i) approve and ratify new loans over a predetermined dollar limit; (ii) provide oversight of the Company’s lending policies; and (iii) monitor the overall quality of the Company’s loan portfolio.

The members of the Loan Committee are Messrs. Benson (Chairman), Basnight, Covington, Crawford, Grissom, Oman, Rountree and Schwartz. The Loan Committee met 29 times in 2009.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) consists of Messrs. Basnight (Chairman), Benson, Schaubach and Mrs. Patterson. The Board in its business judgment has determined that all members are independent as defined by NASDAQ’s listing standards. The Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Governance Guidelines. In addition, the Nominating Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Company does not have a separate charter for the Nominating Committee. The Nominating Committee did not meet in 2009, with their functions carried out by the full Board of Directors. In February 2010 the independent directors of the Board of Directors nominated Messrs. Baker, Benson and Oman for election at the 2010 annual shareholders meeting, with those directors abstaining on their nominations.

In identifying potential nominees, the Nominating Committee takes into account such diverse factors as it deems appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management and independent directors and the need for specialized expertise. We consider diversity to include different viewpoints, professional experience, education, skill, and other individual qualities and attributes that contribute to board heterogeneity. The Nominating Committee considers candidates for Board membership suggested by Board members and by management and the Nominating Committee will also consider candidates suggested by a shareholder of the Company.

The Nominating Committee considers, at a minimum, the following factors in recommending to the Board of Directors potential new directors, or the continued service of existing directors:

•	The ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors; and

•	The prospective nominee’s involvement within the communities the Company serves.

The Company’s Bylaws also permit shareholders entitled to vote for the election of directors to submit candidates for formal consideration by the Company if the Company receives timely written notice, in proper form, for each such recommended director nominee. To be timely, a shareholder’s nomination must be delivered to the Secretary at the principal executive offices of the Company between 90 and 60 days prior to the anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is scheduled to be more than 30 days prior to or 60 days after the anniversary of the preceding year’s annual meeting, a shareholder’s nomination must be received not earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Any shareholder submitting a nomination under the Company’s Bylaws must include (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) the name and address (as they appear on the Company’s books) of the nominating shareholder and the beneficial owner, if any, on whose behalf the nomination is made and the class and number of shares of the Company owned beneficially and of record by such shareholder and beneficial owner. Nominations should be addressed to: Secretary, Monarch Financial Holdings, Inc., 1101 Executive Boulevard, Chesapeake, Virginia 23320. These requirements are more fully described in Section 1.12 of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder on written request to the Secretary of the Company.

Under the current process for selecting new Board candidates, the Chairman and Chief Executive Officer, the Nominating Committee or other Board members identify the need to add a new Board member with specific qualifications or to fill a vacancy on the Board. The Chairman of the Nominating Committee will initiate a search, working with staff support and seeking input from Board members and senior management, hiring a search firm, if necessary, and considering any candidates suggested informally or recommended by shareholders. An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the Board may be presented to the Nominating Committee. A determination is made as to whether the Nominating Committee members or Board members have relationships with preferred candidates and can initiate contacts. The Chairman and Chief Executive Officer and at least one member of the Nominating Committee interview prospective candidates. The Nominating Committee meets to conduct additional interviews of prospective candidates, if necessary, and to consider and recommend final candidates for approval by the full Board of Directors.

Communications with Directors

The Company has a formal policy regarding shareholder communications with the Board of Directors. Any shareholder may submit written communications to Board of Directors, Monarch Financial Holdings, Inc., 1101 Executive Boulevard, Chesapeake, Virginia 23320, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group, or to the individual Director or Directors addressed. Shareholders interested in communicating directly with the Nominating and Corporate Governance Committee, which is charged with handling all such communication to a non-management member of the Company, may do so in writing to Nominating and Corporate Governance Committee Chairperson, Monarch Financial Holdings, Inc., 1101 Executive Boulevard, Chesapeake, Virginia 23320. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Annual Meeting Attendance

Directors are encouraged to attend Shareholders’ meetings. All directors except Mr. Benson attended the 2009 Annual Meeting of Shareholders due to scheduling conflicts.

EXECUTIVE COMPENSATION

Compensation Committee

The Compensation Committee of the Board of Directors, composed entirely of independent directors, administers the Company’s executive compensation program. The role of the Committee is to oversee the Company’s compensation and benefit plans and policies, administer its stock plans (including reviewing and approving equity grants to elected officers) and to review and approve annually all compensation decisions relating to elected officers, including those for the CEO and the other executive officers named in the Summary Compensation Table. The Committee submits its decisions regarding compensation for the CEO to the independent directors of the Board for ratification. The Committee approved a committee charter on December 16, 2009, which is attached as Appendix B.

General Compensation Philosophy

The Company believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. Compensation should be structured to ensure that a significant portion of compensation opportunity will be directly related to the Company’s performance and other factors that directly and indirectly influence shareholder value. The Company believes that increases in loan and deposit market share, franchise footprint, non-interest income sources, earnings per share, stock value, and net equity improves shareholder market value and, accordingly, compensation should be structured to enhance the profitability of the Company and the total return to the shareholders. To that end, it is the view of the Company that the total compensation program for executive officers should consist of the following items: Salary; bonuses or commissions; long-term incentive compensation; and certain other benefits.

Based on market conditions in 2009 we made several changes to our compensation plans. For 2009 the Company reduced the 401k company match from $1.00 per $1.00 employee contribution for the first 6% of salary to a match of $0.50 per $1.00 employee contribution for the first 6% of salary. The Company also provided no salary increase for executive officers in 2009 and made adjustment to other incentive plans.

During 2009, the Company participated in the Troubled Asset Relief Program (“TARP”) established by the U.S. Department of the Treasury (the “Treasury”) under the Emergency Economic Stabilization Act of 2008 (“EESA”) as a result of its sale of preferred stock of stock to the Treasury. The Company received approval from the Treasury and repaid all TARP funds received from the Treasury before the end of the year.

The Company hired compensation consultants from Titan Executive Benefits in 2009 to assist the company in reviewing executive compensation plans and benefits due to Treasury regulations related to participation in TARP. The company also engaged these consultants to review overall executive compensation in relation to peer banking companies.

It is the intent of the Committee that compensation levels are set based on a peer group of competitive financial services companies in the Company’s market area and also a general industry peer group of similar size and/or structured banks and bank holding companies, based on available information. Where appropriate, the target position is adjusted to reflect the Company’s scale and scope, the scale and scope of the executive’s position, as well as performance relative to peer. The Company pays an annual cash bonus available to the named executives based on profitability. For 2009 cash bonus levels for executive officers were determined by the Compensation Committee based on the Company’s strategic and financial performance.

Retention of management talent is critical to the Company’s long-term success. Prior to 2006, the only retention tool available to the Company was stock options, all of which fully vested in 2005, prior to the

Company adopting FAS 123R, Share Based Payments. Retention is now designed to be accomplished through the payment of market-based salary and bonuses, as well as with two additional compensation vehicles: the Supplemental Executive Retirement Plan and 2006 Equity Incentive Plan. The Supplemental Executive Retirement Plan implemented in 2006 vests over a period as long as 10 years, based on the executive’s retirement date. The 2006 Equity Incentive Plan provides for both incentive and non-qualified stock awards to executive officers, directors, and key employees of the Company. The restricted stock grants that have been made by the Company under the 2006 Equity Incentive Plan are designed to align the executive to shareholder value growth and, through the use on multi-year vesting periods, to retain the executive as well as focus them on long-term value creation.

The committee determined it was in the best interest of the Company to enter into management contracts with Mr. Rountree, Mr. Yoder and Mr. Morrison. These contracts, which became effective for Messrs. Rountree in March 2008 and for Mr. Yoder and Mr. Morrison in May 2007, guarantee certain levels of compensation for the executives, and in return all have agreed to non-competition and non-solicitation provisions should they leave the company. Should a change in control occur the contracts terminate. See “Severance and Change in Control Benefits” for further discussion. Mr. Rountree entered into a new contract in January 2010 that will take effect on May 1, 2010 and supersede his previous contract.

The Company’s policy on the tax deductibility of compensation for the named executive officers is to maximize the deductibility, to the extent possible, while preserving the Company’s flexibility to maintain a competitive compensation program. The Company expects all executive compensation paid or awarded during 2009 to be fully deductible.

Annual Compensation

The following table provides, for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007, information on the total compensation paid or accrued to the Principal Executive Officer and the two other most highly compensated executive officers of the Company whose total compensation exceeded $100,000 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
William F. Rountree, Jr President & Chief Executive Officer	2009 2008 2007	350,000 350,000 300,000	0 45,000 75,000	45,750 48,800 0	0 0 0	0 0 0	105,985 145,227 130,373	16,221 26,493 24,385	517,956 615,520 529,758

Edward O. Yoder (4) President Monarch Mortgage	2009 2008 2007	165,000 162,500 96,250	0 0 0	30,500 47,500 0	0 0 0	829,872 95,065 0	7,527 6,739 0	13,124 18,102 12,633	1,046,023 329,906 108,883

William T. Morrison (5) Executive Vice President Monarch Mortgage	2009 2008 2007	165,000 162,500 96,250	0 0 0	30,500 47,500 0	0 0 0	480,219 57,219 0	8,927 7,992 0	16,726 20,386 11,222	701,372 295,597 107,472

(1)	The Company granted restricted stock awards pursuant to the Company’s 2006 Equity Incentive Plan which was approved by shareholders at the 2006 annual meeting. All shares have been adjusted for any previous stock dividends/stock splits prior to December 31, 2009. Stock award valuations are calculated by multiplying the number of shares awarded by the closing price of the stock on the grant date.
(2)	These amounts represent the aggregate change in the actuarial present value of each officer’s accumulated benefit under the Company’s Supplemental Executive Retirement Plan.
(3)	Includes life insurance premiums, personal use of a Company-owned vehicle or vehicle allowance and 401(k) benefit match. See Summary Perquisite Table below for further detail by named executive officer for 2009.
(4)	Mr. Yoder joined the Company in May 2007. He received $829,872 in 2009 in profit sharing directly related to the profitability of Monarch Mortgage and Real Estate Settlement Agency, LLC. These profit-based awards are included in the column above titled Non-equity incentive plan compensation ($) for Mr. Yoder.
(5)	Mr. Morrison joined the Company in May 2007. He received $480,219 in 2009 in profit sharing directly related to the profitability of Monarch Mortgage and Real Estate Settlement Agency, LLC. These profit-based awards are included in the column above titled Non-equity incentive plan compensation ($) for Mr. Morrison.

Summary Perquisite Table

The following table provides, for the fiscal year ended December 31, 2009, information on compensation in the form of perquisites and other personal benefits paid to named executive officers.

Name and Principal Position	Company Vehicle($) Use/ Allowance	Company Contributions to 401(k) ($)	Company Contributions to Employee Stock Purchase Plan ($)	Life Insurance Premiums ($)	Total ($)
William F. Rountree, Jr. President and Chief Executive Officer	6,185	7,350	0	2,686	16,221

Edward O. Yoder President, Monarch Mortgage	4,971	7,350	0	803	13,124

William T. Morrison EVP & COO, Monarch Mortgage	8,400	7,350	285	691	16,726

Employment Agreement

The Company entered into Mr. Rountree’s current employment agreement on March 10, 2008. The contract for Mr. Rountree was to expire on March 10, 2011. As compensation under this agreement, the Board has agreed to pay a base salary of no less than their current base salary, and any annual benefits that the Board of Directors elects to give to senior management. The Board has also agreed to allow the named executives to participate in any fringe benefit or benefit plan that the Company may adopt, including the Company’s 2006 Equity Incentive Plan. The Company has also agreed to pay for a $100,000 life insurance policy on Mr. Rountree’s life for his benefit, and to provide a vehicle for executive’s use. The employment agreements will terminate upon death, retirement or disability. This agreement may be terminated by the Company or the named executive at any time with proper notice. Under the employment agreement, termination by the Company “Without Just Cause” as defined in the agreement, or by the named executive “For Good Reason” as defined in the agreement, entitles the executive to receive payment equal to his salary, bonuses and welfare benefits for the remainder of the term of his agreement (in both cases computed using the highest rate paid for such salary or bonus in the previous year). If the named executive terminates his employment without just cause he is entitled to receive one year’s salary and benefits. These benefits are conditioned on a covenant not to compete or accept a position with another competing financial services company within a 35 mile radius of any Company banking office or hire any individual with the Company for a one year term beginning on the date of departure. If the named executive dies during the term of the agreement the named beneficiary will receive six months of salary and welfare benefits.

Mr. Rountree and the Company entered into a new employment agreement dated January 25, 2010 that becomes effective on May 1, 2010. This new agreement terminates his current active agreement on May 1, 2010. His new agreement, to become effective on May 1, 2010, establishes a base salary and benefits for his performance as the President of the Company for a three year term. The agreement provides the named executive participation in any fringe benefit or benefit plan that the Company may adopt, including the Company’s 2006 Equity Incentive Plan. The Company has also agreed to pay for a $100,000 life insurance policy on Mr. Rountree’s life for his benefit, to provide for an additional nominal medical benefit, and to provide a vehicle for executive’s use or vehicle allowance. The employment agreements will terminate upon death, retirement or disability.

The Company signed employment agreements with Mr. Yoder and Mr. Morrison on May 4, 2007 that expire on May 4, 2012. These contracts explicitly states that they will share in the pre-tax net income of Monarch Mortgage and Real Estate Settlement Agency, LLC, payable quarterly. The Board has also agreed to allow the named executives to participate in any fringe benefit or benefit plan that the Company may adopt, including the Company’s 2006 Equity Incentive Plan. The Company has also agreed to provide a vehicle or vehicle allowance for each named executive’s use. The employment agreements will terminate upon death, retirement or disability. Additionally, the agreements may be terminated by the Company or the named executive at any time with proper notice. Under the employment agreement, termination by the Company “Without Just Cause” as defined in the agreement, or by the named executive “For Good Reason” as defined in the agreement, entitles the executive to receive payment equal to his salary and welfare benefits for the remainder of the term of his agreement (in both cases computed using the highest rate paid for such salary in the previous year). If the named executive terminates his employment without just cause he is entitled to receive one year’s salary and benefits. These benefits are conditioned on a covenant not to compete or accept a position with another competing financial services company within a 35 mile radius of any Company office or hire any individual with the Company for a one year term beginning on the date of departure.

Equity Grants in 2009

The Company’s 2006 Equity Incentive Plan provides for the granting of both incentive and non-qualified stock awards to executive officers, directors, and key employees of the Company. The following table provides information concerning equity-based awards granted to the named executive officers during 2009. There were no stock options granted to the named executive offices in 2009. There were restricted stock grants in 2009, as detailed below.

Grants of Plan-Based Awards in Fiscal 2009

Name and Principal Position	Grant Date(1)	All Other Stock Awards: Number of Shares of Stock (#)(2)	Grant date Fair Value of Stock and Option Awards ($)
William F. Rountree, Jr. President and CEO	December 10, 2009	7,500	$49,500

Edward O. Yoder President Monarch Mortgage	December 10, 2009	5,000	$33,000

William T. Morrison EVP & COO, Monarch Mortgage	December 10, 2009	5,000	$33,000

(1)	The Compensation Committee approved the restricted stock grants included in this table with the grant date approved at that time.
(2)	Vesting periods vary. The 7,500 shares of restricted stock granted to Mr. Rountree vest 36 months from the date of the grant or upon a change in control, whichever occurs first. The 5,000 shares of restricted stock granted to Mr. Yoder and Mr. Morrison vest 60 months from the date of the grant or upon a change in control, whichever occurs first.

Outstanding Equity Awards

The following table lists information on the holdings of unexercised stock options and unvested stock awards as of December 31, 2009 for each of the named executive officers.

Outstanding Equity Awards at Fiscal Year End 2009

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#) (1)(2)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)
William F. Rountree, Jr. President and Chief Executive Officer	7,128 19,800 8,250	0 0 0	0 0 0	6.31 6.31 9.42	9/20/2010 7/14/2013 9/14/2015	15,500	94,550	0	0

Edward O. Yoder President Monarch Mortgage	0	0	0	—	—	12,000	73,200	0	0

William T. Morrison EVP & COO, Monarch Mortgage	0	0	0	—	—	12,000	73,200	0	0

(1)	Exercise price per share, number of unexercised options and number of unvested restricted stock shares reflect a 6:5 stock split in 2003, a 6:5 stock split in 2004, an 11:10 stock dividend in 2005, a 5:4 stock split in 2006, and a 6:5 stock split in 2007. All stock awards have been adjusted for stock splits/dividends.
(2)	Each restricted stock grant vests at the end of a specified period ranging from two to five years, or upon a change of control, whichever occurs first. Mr. Rountree was granted 6,000 shares on 2/27/2008 that will vest on 2/27/2010, 2,000 shares on 7/15/2008 that will vest on 7/15/2011, and 7,500 shares on 12/10/2009 that will vest on 12/10/2012. Mr. Yoder and Mr. Morrison were each granted 6,000 shares of restricted stock on 1/02/2008 that will vest on 1/02/2013, 1,000 shares on 7/15/2008 that will vest on 7/15/2013, and 5,000 shares on 12/10/2009 that will vest on 12/10/2014.

Stock Option Exercises in 2009

In the table below, we list information on the exercise of stock options and the vesting of stock awards during the year ended December 31, 2009 for each of the named executive officers:

Option Exercises and Stock Vested for 2009

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

William F. Rountree, Jr. President and Chief Executive Officer	16,040	5,789	4,000	21,340

Edward O. Yoder President Monarch Mortgage	0	0	0	0

William T. Morrison EVP & COO, Monarch Mortgage	0	0	0	0

Pension and Retirement Benefits

The Company implemented a Supplemental Executive Retirement Plan in 2006 to provide supplemental payments upon the retirement at age 65 of each named executive. Mr. Rountree will receive annual payments under the plan of $50,000 per year for 10 years, and the other named executives will each receive $30,000 per year for 10 years. Vesting in the plan occurs at 10% per year for 10 years for Messrs. Yoder and Morrison. Mr. Rountree fully vested in 2009 when he reached the retirement age of 65. The Supplemental Executive Retirement Plan fully vests upon a change in control of the Company based on the current present value of benefits to be received at retirement. The Supplemental Executive Retirement Plan assumes each participant retires at age 65, and uses a 4.35% discount rate and a 34% tax rate in the assumptions used to accrue for the eventual payments.

2009 Pension Benefits

Name and Principal Position	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During the Last Fiscal Year ($)

William F. Rountree, Jr. President and Chief Executive Officer	Supplemental Executive Retirement Plan	5	448,302	50,000
Edward O. Yoder President Monarch Mortgage	Supplemental Executive Retirement Plan	2	14,266	0
William T. Morrison Executive Vice President and Chief Operating, Monarch Mortgage	Supplemental Executive Retirement Plan	2	$16,919	0

(1)	The number of years of credited service for each named executive officer are counted from the inception of the Supplemental Executive Retirement Plan in 2006 pursuant to its terms. Mr. Yoder and Mr. Morrison were added to the plan on January 2, 2008. Mr. Rountree has actual years of service in excess of the number listed in this column.

Severance and Change in Control Benefits

The table below shows the value of estimated Company payments pursuant to the employment agreements, equity plans and other non-qualified plans described below, upon a termination of employment for the named executives. All termination events are assumed to occur on December 31, 2009 and termination upon a change of control is assumed to be involuntary by the Company or its successor. Company payments to a terminated executive may be more or less than the amounts shown in the table if the termination of employment occurs in a later year or because of contingencies contained in the various agreements and plans. In addition, certain amounts currently are vested and, thus, do not represent an increased amount of benefits. There were no severance payments or change in control payments in 2009 for any of the named executive officers.

Estimated Current Value of Severance and Change-in-Control Benefits

Name and Principal Position (1)	Severance Amount ($)(2)	Supplemental Executive Retirement Plan Enhancement(3)	Early Vesting of Restricted Stock Awards(4)	Other ($)(5)	Estimated Tax Gross Up	Total ($)

Termination of Employment by Executive For Good Reason or Company Without Just Cause
William F. Rountree, Jr.	1,050,000	—	—	72,421		1,121,421
Edward O. Yoder	495,000	—	—	63,161	—	558,161
William T. Morrison	495,000	—	—	73,930	—	568,930

Termination of Employment by Executive Without Just Cause
William F. Rountree, Jr.	350,000	—	—	24,221	—	374,221
Edward O. Yoder	165,000	—	—	21,124	—	186,124
William T. Morrison	165,000	—	—	24,726	—	189,726

Death
William F. Rountree, Jr.	175,000	—	—	12,111	—	187,111
Edward O. Yoder	0	—	—		—	—
William T. Morrison	0	—	—		—	—

Company Payment upon Change in Control
William F. Rountree, Jr.	1,046,500	0	94,550	72,421	367,891	1,581,362
Edward O. Yoder	493,350	200,904	73,200	63,161	—	830,615
William T. Morrison	493,350	214,385	73,200	73,930	—	854,865

(1)	Principal position for Mr. Rountree is President and Chief Executive Officer. Principal position for Edward O. Yoder is President, Monarch Mortgage. Principal position for William T. Morrison is Executive Vice President and Chief Operating Officer, Monarch Mortgage.
(2)	Severance amount for Mr. Rountree, Yoder and Morrison upon a termination of employment by executive for good reason or by the company without just cause is, based on a December 31, 2009 effective date, equal to current salary and highest two year bonus. If employment is terminated by the executive without just cause then one years salary and benefits are paid in exchange for an agreement not to compete and not to solicit employees of the company for a one year period. Severance for all of the named executive officers upon a change in control is equal to 2.99 times the executive’s current salary and highest bonus, up to the maximum of the IRS 280g limit for severance payments.

(3)	Upon a change in control the Supplemental Executive Retirement Plan vesting accelerates to 100% of the present value of the full retirement benefit. Mr. Rountree is already fully vested under this plan.
(4)	Upon a change in control restricted stock grants fully vest.
(5)	Other expenses for Mr. Rountree, Mr. Yoder and Mr. Morrison upon a termination of employment by executive with good reason or by the company without cause is, based on a December 31, 2009 date, comprised of the present value of health and life insurance premiums, auto allowance or equivalent, and defined contribution plan contributions. If employment is terminated by the executive without just cause, then one years benefits are paid in exchange for an agreement not to compete and not to solicit employees of the company for a one year period.

The Company recognizes that, as a publicly held corporation in the financial services industry, there exists the possibility of a change in the control of the Company. In order to minimize such uncertainty among senior management and to promote continuity in the event of a control change transaction, the Company has entered into agreements with each of the named executive officers. A “change of control” is defined with reference to a change in the composition of the Board of Directors, a change in the ownership of a majority of the Company’s voting stock or a sale of a majority of the Company’s assets.

The Company has agreements with the named executive officers that become effective upon a change in control. Under the terms of these agreements, as modified, the Company or its successor agrees to continue the named executive officers in its employ for a term of three years after the date of a change in control. During the term of the contracts, the named executive officers will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to that paid in the immediate prior year and bonuses at least equal to the annual bonuses paid prior to the change in control. If the employment of a named executive officer is terminated during the three years other than for cause or disability as defined in the agreement, or if a named executive officer should terminate employment because a material term of their contract is breached by the Company, such terminating officer will be entitled to two times the sum of his base salary, annual bonus and equivalent benefits. The Company has agreed to establish and fund a trust within 10 days of a change in control to ensure payment of this contingent obligation in compliance with Internal Revenue Service guidelines and rules.

Employee Benefit Plans

401(k) Plan. The Company has adopted a profit sharing and thrift plan (the “401(k) Plan”) qualified under Section 401(k) of the Internal Revenue Code of 1986 (the “Code”). All employees of the Company may elect to participate and may contribute up to 15% of their annual salary to the 401(k) Plan. The Company may make a matching contribution and the amount of such matching contribution, if any, will be determined by the Company each year. The Company matched the employee’s contribution on a fifty cents per dollar basis for the first 6% of the employee’s contribution during 2009. Employer matching contributions are made in the form of shares of Common Stock purchased on the open market, unless another option is selected by the participant.

Employee Stock Purchase Plan. The Monarch Employee Stock Purchase Plan (the “Purchase Plan”) is intended to provide eligible employees of the Company and its subsidiaries an opportunity to acquire an interest in the Company through the purchase of shares of Common Stock. The Purchase Plan is designed to meet the requirements of an “employee stock purchase plan” within the meaning of Section 423 of the Code. The Company has reserved 90,000 shares of Common Stock for offering to eligible employees. All employees of the Company and its subsidiaries who have met certain requirements, other than those owning stock or outstanding options representing five percent or more of the total combined voting power or value of Common Stock, are eligible to participate in the Purchase Plan. Employees who elect to participate in an offering may utilize an unlimited amount of their compensation for the purchase of Common Stock through payroll deductions. No employee, however, may purchase more than $25,000 in fair market value of Common Stock under the Purchase Plan in any calendar year. For 2009 the purchase price for the shares was the market value of the shares when purchased multiplied by 95%. The Purchase Plan is not subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) and is not qualified under Section 401(a) of the Code.

Equity Incentive Plan. In March 2006, the Board of Directors adopted and, in June 2006, the shareholders of the Company approved, the Monarch Financial Holdings, Inc. 2006 Equity Incentive Plan (the “Incentive Plan”). The purpose of the Incentive Plan is to promote the interest of the Company and its shareholders by enabling the Company to recruit, reward and retain employees and outside directors. The Incentive Plan is administered and interpreted by the Board, unless the Board chooses to delegate its administration duties to a committee of the Board composed solely of two or more Non-Employee Directors as “Non-Employee” director is defined in Rule 16b-3 under the Securities Exchange Act of 1934. The number of shares of Common Stock that may be subject to award under the Incentive Plan may not exceed a currently adjusted 600,000 shares of the issued and outstanding Common Stock, to be adjusted for any additional future stock dividends, splits or issuances In administering the Incentive Plan to employees, the Board has the authority to determine the terms and conditions upon which awards may be made and exercised, to construe and interpret the Incentive Plan and to make all determinations and actions with respect to all awards under the plan. This Incentive Plan succeeded the 1999 Incentive Stock Option Plan, in which all shares under the 1999 Plan were vested as of December 31, 2005.

Securities Authorized for Issuance under Equity Compensation Plans

The following table shows certain information with respect to the Equity Compensation Plans as of December 31, 2009.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders: 1999 Stock Option Plan	296,486	(1)	$7.75	0

Equity compensation plans approved by security holders: 2006 Equity Incentive Plan	0		N/A	445,600

Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	296,486		$7.75	445,600

(1)	Consists entirely of shares of Common Stock underlying previously granted stock options that have not been exercised. All of these options were granted pursuant to Monarch Bank’s 1999 stock option plan, the predecessor plan to the 2006 Equity Incentive Plan.

Director Compensation

During 2009, the Company paid non-employee directors for meeting attendance at a rate of $400 for monthly Monarch Bank Board of Director meetings and $200 for committee meetings, paid in cash or in shares of Common Stock at open market rates. All meetings of the Monarch Financial Holdings, Inc. board were held at the same time and place as Monarch Bank board of directors meetings in 2009, with no additional compensation paid if the meetings were held on the same day. Mr. Crawford, Mr. Rountree and Mr. Schwartz, all employee directors, have not been paid any director’s fees.

As an annual retainer, each director has been granted a restricted stock award pursuant to the Monarch Financial Holdings, Inc. 2006 Equity Incentive Plan. Grants of 1,515 shares per non-employee director were made in 2009 on December 10, 2009 at the closing market price on the day issued. Shares vest one year from issuance. Mr. Rountree, Mr. Yoder, and Mr. Morrison in their capacities as employees, received grants of 7,500 shares of restricted stock, 5,000 shares of restricted stock, and 5,000 shares of restricted stock, respectively in 2009. Those shares are detailed further in the Grants of Plan Based Awards table on page 18.

The following table sets forth certain information relating to compensation of directors in Fiscal 2009:

Director Compensation for 2009

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)

Lawton H. Baker (3)	$6,600	$3,050	$—	$—	$9,650
Cassell D. Basnight	$11,200	$3,050	$—	$—	$14,250
Jeffrey F. Benson (3)	$9,800	$3,050	$—	$—	$12,850
Joe P. Covington, Jr. (3)	$9,800	$3,050	$—	$—	$12,850
Taylor B. Grissom (3)	$10,800	$3,050	$—	$—	$13,850
Robert M. Oman (3)	$8,000	$3,050	$—	$—	$11,050
Elizabeth T. Patterson	$4,800	$3,050	$—	$—	$7,850
Dwight C. Schaubach	$5,200	$3,050	$—	$—	$8,250

Total	$66,200	$24,400	$—	$—	$90,600

(1)	All meeting fees are paid in cash and on a quarterly basis the accrued balances for the majority of directors are used to purchase shares of Common Stock on the open market on their behalf.
(2)	Each of the directors named above were granted 600 shares of restricted stock as a retainer that vest December 10, 2010. The valuation is based on the Company stock price at December 31, 2009.
(3)	Outstanding Stock Options for non-employee directors. Mr. Baker, 17,754 shares; Mr. Benson, 17,754 shares; Mr. Covington, 3,300 shares; Mr. Grissom, 14,190 shares; and Mr. Oman, 17,754 shares. All are vested and all expire ten years from the date of issuance.

Transactions with Management

Some of the directors and officers of the Company are at present, as in the past, customers of the Company and its subsidiaries, and the Company and its subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of their business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectability or present other unfavorable features. The balance of loans to directors, executive officers and their associates totaled $19,265,000 at December 31, 2009, or 28% of the Company’s equity capital at that date. All loans to directors are approved at the Directors Loan Committee and ratified at the next Board of Directors meeting, with the director receiving the loan abstaining from the vote. The Board of Directors has approved all related party transactions with members of the Board of Directors.

Other than as set forth above, there were no transactions during 2009 between the Company’s directors or officers and the Company or its subsidiaries, nor are there any proposed transactions. Additionally, there are no legal proceedings to which any director, officer or principal shareholder, or any affiliate thereof, is a party that would be material and adverse to the Company.

PROPOSAL 2. RATIFICATION OF APPOINTMENT

OF INDEPENDENT ACCOUNTANTS

The Board of Directors, upon recommendation of its Audit and Compliance Committee, has appointed, subject to shareholder ratification, Goodman & Company, LLP, as the firm of independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2010, and the Board of Directors desires that such appointment be ratified by the shareholders. Goodman & Company, LLP, audited the financial statements of the Company for the fiscal year ended December 31, 2009. A majority of the votes cast by holders of Common Stock is required for the ratification of the appointment of the independent certified public accountants.

The report of the Audit and Compliance Committee is below. A representative of Goodman & Company, LLP, will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF GOODMAN & COMPANY, LLP, AS THE COMPANY’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

AUDIT INFORMATION

The Audit Committee operates under a written charter that it has adopted. The members of the Audit Committee are independent as that term is defined in the listing standards of NASDAQ and applicable rules of the SEC.

Fees of Independent Public Accountants

Audit Fees

The aggregate fees billed by Goodman & Company, LLP, for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2009 and 2008, and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $75,635 in 2009 and $76,925 in 2008.

Audit-Related Fees

The aggregate fees billed by Goodman & Company, LLP, for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2009 and 2008 were $77,999 and $10,450, respectively.

Tax Fees

The aggregate fees billed by Goodman & Company, LLP, for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2009 and 2008 were $8,775 and $10,500, respectively. During 2009 and 2008, these services included the preparation of federal and state tax returns, and general tax matters.

All Other Fees

There were no other fees charged by Goodman & Company, LLP, for other services. The aggregate fees billed by Goodman & Company, LLP, for all services rendered to the Company for the fiscal years ended December 31, 2009 and 2008 were $162,409 and $97,875, respectively.

Audit and Compliance Committee Report

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2009. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to the Company is compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit and Compliance Committee

Lawton H. Baker, Chair

Taylor B. Grissom

Elizabeth T. Patterson

Pre-Approved Policies and Procedures

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Goodman & Company, LLP, was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Generally, services are pre-approved by the Audit Committee through its annual review of the engagement letter. Subsequently, as the need for additional services arise, detailed information regarding the specific audit, audit-related, tax and permissible non-audit services are submitted to the Audit Committee for its review and approval prior to the provision of such services. In the event that the Audit Committee cannot meet prior to the provision of such services, the Audit Committee has delegated to its Chair the authority to pre-approve such services. All such pre-approvals are then reported to the Audit Committee at its next regularly scheduled meeting.

PROPOSALS FOR 2010 ANNUAL MEETING OF SHAREHOLDERS

The next Annual Meeting of Shareholders will be held on or about May 5, 2011. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than December 1, 2010. All such proposals and notifications shall be sent to the Secretary of the Company at 1101 Executive Boulevard, Chesapeake, Virginia 23320.

The Company’s Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director at or to bring other business before the 2010 annual meeting of shareholders, notice must be received by the Secretary of the Company not less than 60 days and not more than 90 days before the first anniversary date of the 2010 annual meeting. Additionally, any such shareholder proposals or notifications must contain the information required by Section 1.12.1 of the Company’s Bylaws. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company. Based upon the May 6, 2011 anniversary of the 2010 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than March 7, 2011 and no earlier than February 5, 2011.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act, as administered by the SEC, and in accordance therewith will file reports, proxy statements and other information with the SEC. The public may read and copy any document that the Corporation would file at the SEC’s public reference room facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis and retrieval system known as EDGAR.

THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2009 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO BRAD E. SCHWARTZ, SECRETARY, WHOSE ADDRESS IS 1101 EXECUTIVE BOULEVARD, CHESAPEAKE, VIRGINIA 23320. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

OTHER MATTERS

The Board of Directors does not intend to present, and knows of no one who intends to present, to the meeting any matter for action by shareholders other than as set forth herein. However, the enclosed proxy confers discretionary authority with respect to transaction of any other business that may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on any such matter.

By Order of the Board of Directors,

William F. Rountree, Jr.
President and Chief Executive Officer

Dated in Chesapeake, Virginia and mailed this 31st day of March, 2010

APPENDIX A

MONARCH FINANCIAL HOLDINGS, INC. AND MONARCH BANK

AUDIT AND COMPLIANCE COMMITTEE CHARTER

Purpose

The Audit and Compliance Committee (the “Committee”) shall assist the Board of Directors in its oversight of (1) the integrity of the Company’s financial statements and its financial reporting and disclosure practices, (2) the appointment, compensation, and oversight of the independent accountants engaged to prepare or issue an audit report on the financial statements of the Company, (3) the soundness of the Company’s systems of internal controls regarding finance and accounting compliance, (4) the independence and performance of the Company’s internal audit work, and (5) compliance with significant applicable legal, ethical, and regulatory requirements. In doing so, it is the responsibility of the Committee to provide an open avenue of communication between the Board of Directors, Management, any internal auditor or compliance staff and the independent accountants.

Membership

The Committee shall consist of at least three Directors. The members of the Audit and Compliance Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc. (the “NASDAQ”) and the U.S. Securities and Exchange Commission (the “SEC”). The Board of Directors shall appoint members annually, with one of the members appointed as Committee Chair. It is the responsibility of the Chairman to schedule and preside at all meetings of the Committee and to insure the Committee has a written agenda for its meetings.

Audit Committee Financial Expert

At least one member of the Committee must have accounting or related financial management expertise as determined by the Board in accordance with applicable listing standards. At least one member of the Committee must be an “audit committee financial expert” as defined by the U.S. Securities and Exchange Commission (the “SEC”), and meet certain background qualifications of the NASDAQ Stock Market, Inc. (the “NASDAQ”) related to financial knowledge and experience. The person with accounting or related financial management expertise and the “audit committee financial expert” can be one and the same.

Meetings and Reports

The Audit and Compliance Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee is to meet in executive session with the independent accountants at least once each year and at other times when considered appropriate. The Committee shall provide regular reports with recommendations, as deemed necessary, to the Board of Directors, and shall maintain minutes of all their meetings.

Authority

In discharging its oversight role, the Committee is empowered to investigate any matters within the Committee’s scope of responsibilities. The Committee shall have unrestricted access to members of Management and relevant information. The Committee may retain independent counsel, accountants or other advisors to assist it in the conduct of any investigation. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

Responsibilities and Duties

The Committee shall review and assess annually the Committee’s formal charter and recommend to the Board of Directors any needed revisions thereto. In performing its oversight responsibilities, the Committee shall:

Independent Accountants

1.	Be directly responsible for the appointment, compensation, and oversight of the work of the independent accountants, for the purpose of preparing or issuing an audit report or related work, and the independent accountants shall report directly to the Committee.

2.	Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountants, subject to the de minimus exceptions for permissible non-audit services which are subsequently approved by the Committee.

3.	Receive periodic information from the independent accountants regarding the independence of the independent accountants, discuss such information with the independent accountants, and take appropriate actions to satisfy itself of the independent accountants’ independence.

4.	Review the scope and approach of the annual audit with the independent accountants.

5.	Instruct the independent accountants to communicate directly to the Committee any serious difficulties or disputes with Management. The independent accountants are responsible to the Committee and, ultimately, to the Board of Directors.

Financial Statement and Disclosure Matters

6.	Insure that the independent accountants review the Company’s quarterly financial statements prior to the filing of its Form 10Q.

7.	Advise Management, based upon its review and discussion, whether anything has come to the Committee’s attention that causes it to believe that the audited financial statements included in the company’s Form 10-K contain an untrue statement of material fact or omits to state a necessary material fact.

8.	Provide a report for inclusion in the Company’s proxy statement or other SEC filings required by applicable laws and regulations and stating among other things whether the Committee has:

•	Reviewed and discussed the audited financial statements with management.

•	Discussed with the independent accountants the matters required to be discussed by SAS 114.

•	Received disclosures from the independent accountants regarding their independence as required by Independence Standard No. I and discussed with the auditors their independence.

•	Recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

9.	Review with the independent accountants at the completion of the annual audit:

•	The Company’s annual financial statements and related footnotes.

•	The independent accountants’ audit of the financial statements and their report.

•	Any significant changes required in the independent accountant’s audit plan.

•	Any difficulties or disputes with Management encountered during the audit.

•	Other matters related to conduct, which should be communicated to the Committee under generally accepted auditing standards.

10.	Review and discuss with Management and the independent accountants:

•	All critical accounting policies and practices to be used.

•

All alternative treatments of financial information within generally accepted accounting principles that have been discussed with Management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants.

•	Other material written communications between the independent accountants and Management, such as any management letter or schedule of unadjusted differences.

11.	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving Management or other employees who have a significant role in the Company’s internal controls.

12.	Review with Management any comment letters received by Management from the NASDAQ or the SEC concerning any filing by the Company.

Internal Audit and Compliance

13.	Evaluate the internal audit and compliance roles, activities, and organizational structure with the appropriate focus on risk management.

14.	Consider and review with Management:

•	Significant findings and Management’s response including the timetable for implementation to correct weaknesses.

•	Any difficulties encountered in the course of internal audits and compliance reviews such as restrictions on the scope of work or access to information.

•	Any changes required in the planned scope of audits and compliance reviews.

•	The evaluation of the audit and compliance function.

Internal Controls and Risk Assessment

15.	Review and evaluate the effectiveness of the Company’s process for assessing significant risks or exposures and the steps Management has taken to monitor and control such risks to the Company.

16.	Assess the effectiveness of or weaknesses in the Company’s internal controls including the status and adequacy of information systems and security.

17.	Review any related significant findings and recommendations of the independent accountants together with Management’s responses including the timetable for implementation of recommendations to correct weaknesses in the internal controls.

18.	Discuss with Management and the Company’s independent accountants the status and adequacy of management information systems including the significant risks and major controls over such risks.

Compliance with Laws and Regulations

19.	Ascertain whether the Company has an effective process for determining risks and exposure from asserted and unasserted litigation and claims from noncompliance with laws and regulations.

20.	Review with the Company’s counsel and others, as necessary, any legal, tax, or regulatory matters that may have a material impact on Company operations and the financial statements.

Code of Ethical Conduct

21.	Review and monitor, as appropriate, with the independent accountants the administration of and compliance with the Foreign Corrupt Practices Act.

22.	Periodically review the Company’s Code of Conduct to ensure Management has established a system to enforce the policy.

23.	Establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by the employees of the Company of concerns regarding questionable accounting or auditing matters.

The Committee relies on the expertise and knowledge of Management, any internal audit or compliance staffing, external contractors, and the independent accountants in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The independent accountants are responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to ensure compliance with laws and regulations of the Company’s internal policies, procedures and controls.

APPENDIX B

MONARCH FINANCIAL HOLDINGS, INC. AND MONARCH BANK

BOARD COMPENSATION COMMITTEE CHARTER

Organization - The Board of Directors shall have a Compensation Committee composed of three or more outside Directors who are independent of the management of Monarch Bank (the Company), not employed by the Company, and are free of any relationship that would interfere with their exercise of independent judgment as a Committee member.

Statement of Policy - The Compensation Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community to ensure that the Company’s officers, key executives, and Board members are compensated in accordance with the Company’s total compensation objectives and Executive Compensation Philosophy & Strategy. The Committee shall advise, recommend, and approve compensation policies, strategies, and pay levels necessary to support organizational objectives.

The Compensation Committee shall maintain free and open communication among the Board of Directors, independent consultants, internal human resources professionals, and the chief executive officer of the Company.

Responsibilities - The Compensation Committee’s policies should respond with flexibility to changing conditions and ensure that (a) the achievement of the overall goals and objectives of the Company can be supported by an appropriate executive compensation policy and (b) the total compensation program and practices of the Company are designed with full consideration of all accounting, tax, securities law and regulatory requirements. The Compensation Committee shall:

•

Assist the Company with developing a Director and Executive Total Compensation Philosophy that (1) supports the Company’s overall business strategy and objectives, (2) is both competitive and reasonable in comparison with peer institutions, (3) attracts and retains key executives, (4) links total compensation with business objectives and organizational performance in good and bad times, and (5) provides competitive total compensation opportunities at a reasonable cost while enhancing shareholder value.

•

Act on behalf of the Board of Directors in administering executive compensation plans approved by the Board of Directors and shareholders, and making decisions or developing recommendations for the Board of Directors with respect to the compensation of Company executives.

•	Review and advise on the Company’s strategic and financial plans to determine their relationship to the executive compensation program.

•

Review the retirement plans of the Company and determine any differences between plan objectives, needs, and current benefit levels, approve any amendments, and review the results of the retirement plan investments for compliance with the Company’s policies, tax law, Employee Retirement Income Security Act of 1974.

•	Select independent compensation consultants to advise the Compensation Committee, when appropriate, while working with management and for the company.

•

If at any time it is deemed necessary, delegate responsibility for determining outside Directors’ pay components (retainers, fees, long term incentive plans, benefits, and perquisites) to another Board committee or independent consultants should it be seen to be a potential conflict of interest.

The Committee must work with management in accordance with its Charter to demonstrate a clear relationship of pay levels to the Company’s performance and returns to shareholders. Approved December 16, 2009

PLEASE MARK VOTES

AS IN THIS EXAMPLE

REVOCABLE PROXY

MONARCH FINANCIAL HOLDINGS. INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints and , jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Monarch Financial Holdings, Inc. to be held at the Monarch Bank Great Bridge Office, 1034 S. Battlefield Blvd., Chesapeake, Virginia 23322, on Thursday, May 6, 2010, at 10:00 a.m., local time, or at any adjournments thereof, for the following purposes.

For

With-hold

For All Except

1. To elect as directors the three persons listed as nominees below.

Nominees for Class II Directors Whose Term Will Expire in 2013:

Lawton H. Baker, Jeffrey F. Benson and Robert M. Oman

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” an write that nominee’s name in the space provided below.

For

Against

Abstain

2. To ratify the appointment of Goodman & Company, LLP, as the Company’s Independent auditor for the year ending December 31, 2010.

3. To transact such other business as may properly come before the Annual Meeting. Management is not aware of any other business, other than procedural Matters incident to the conduct of the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

MONARCH FINANCIAL HOLDINGS, INC.

(If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.)

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

5488